UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 15, 2010

TECHPRECISION CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive
Westminster, MA  01473
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 874-0591

Copies to:

William A. Scari, Jr.
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183
Phone: (610) 640-7800
Fax: (610) 640-7835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2010, the Board of Directors (the “Board”) of Techprecision Corporation (the “Company”), upon the recommendation of its nominating committee, appointed Mr. James Molinaro to serve as the Company’s Chief Executive Officer and as a director on the Board.  Mr. Molinaro, 48, most recently co-founded, and served as a principal of, Solvinti, LLC, a designer and distributor of solar panels and solar panel production lines from April 2009 until joining TechPrecision.  Before co-founding Solvinti, Mr. Molinaro served as the President and Chief Executive Officer of Akrion Systems, a manufacturer of products with applications in the semiconductor and solar cell industries from May 2003 to March 2009.  Between October 1999 and April 2003, Mr. Molinaro was the Vice President of Sales, Service and Marketing at Akrion Systems.  Prior to joining Akrion Systems, Mr. Molinaro served as Vice President of Engineering (1988 to 1993) and Vice President of Sales and Marketing (1993 to 1999) of Submicron Systems. Mr. Molinaro holds a Bachelors of Science in Mechanical Engineering and Robotics from Pennsylvania State University, and participated in the Executive Development Course at the Wharton School at the University of Pennsylvania.

Mr. Molinaro’s service as the Company’s Chief Executive Officer began on July 21, 2010 and will be governed by the terms of an offer letter executed by Mr. Molinaro and the Company dated July 15, 2010 (the “Offer Letter”).  Pursuant to the Offer Letter, Mr. Molinaro will receive an annual base salary of $300,000 (subject to adjustment by the Board from time to time) and will be eligible to receive an annual performance bonus of up to 50% of his then-current base salary.  In addition, as soon as practicable after July 21, 2010, and subject to Board approval, the Company will grant to Mr. Molinaro an option to purchase 1,000,000 shares of the Company’s common stock under the Company’s 2006 Long Term Incentive Plan (the “Option Grant”), with an exercise price equal to the average closing price of the Company’s common stock on the Over the Counter Bulletin Board for the first five trading days following the date of grant.  The vesting terms of the Option Grant will be determined by the Board and will be set forth in the option agreement entered into by the Company and Mr. Molinaro on the grant date.

The Offer Letter also provides for certain severance payments to Mr. Molinaro in the event of his termination.  If Mr. Molinaro is terminated other than for “Cause”, or because of his death or disability (or if Mr. Molinaro resigns for “Good Reason”), he will be entitled to receive twelve months of continued payment of his then-current annual base salary as well as reimbursement for payments for continued health benefits under the Company’s health plans for twelve months.  If Mr. Molinaro’s employment is terminated under such circumstances, and such termination occurs between the date the Company enters into a letter of intent pursuant to which it would consummate a change of control and the date that is 31 days after the consummation of such change of control, Mr. Molinaro will be entitled to the same severance payments but for an eighteen month period following termination, and all unvested shares underlying the Option Grant at the time of termination will become immediately vested upon such termination.  Under the Offer Letter, “Cause” is defined to include, without limitation, (i) Mr. Molinaro’s insubordination or failure to apply best efforts to his employment duties; (ii) his conviction of, or plea of nolo contendere to, any felony or crime involving dishonesty, fraud or moral turpitude; (iii) neglect of his employment duties or failure to perform those duties to the satisfaction of the Board that is not cured within thirty days of notice thereof; and (iv) his negligent (or worse) misconduct in connection with his duties that violates the Company’s code of conduct, code of ethics or other policies.  Mr. Molinaro’s resignation within sixty days of the occurrence of any of the following, without his consent, constitutes “Good Reason” under the Offer Letter: (i) a material reduction in Mr. Molinaro’s then-current base salary; (ii) a breach of the Offer Letter by the Company that is not cured within 30 days of notice thereof; or (iii) a material and adverse change in his duties, authority or responsibilities that is not cured within 30 days.

In addition to the compensation and severance arrangements described above, the Offer Letter contains customary provisions relating to confidentiality and non-competition, and provides for the execution of an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (the “Confidentiality Agreement”), which was executed by the Company and Mr. Molinaro on July 21, 2010.   The Confidentiality Agreement (i) prohibits Mr. Molinaro from divulging to third parties or using confidential information of the Company, whether developed by him or not, without the Company’s prior consent; (ii) confirms that all intellectual work products generated by Mr. Molinaro during the term of his employment with the Company, including, without limitation, writings, processes, drawings and diagrams, are the property of the Company; and (iii) prohibits Mr. Molinaro from competing against the Company, including by soliciting the Company’s employees or its current or prospective clients, until the one year anniversary of the later of the termination of his employment and the receipt of his last severance payment.

The foregoing descriptions of the Offer Letter and the Confidentiality Agreement are qualified in their entirety by reference to the Offer Letter and the Confidentiality Agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Information.

On July 22, 2010, the Company issued a press release announcing the appointment of Mr. Molinaro to serve as the Company’s Chief Executive Officer and as a director on the Board.  A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	Offer Letter by and among Techprecision Corporation and Mr. James Molinaro, dated July 15, 2010.

10.2	At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement by and among Techprecision Corporation and Mr. James Molinaro, dated July 21, 2010.

99.1	Press release, dated July 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: July 22, 2010	By:	/s/ Richard F. Fitzgerald
Name: Richard F. Fitzgerald
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Offer Letter by and among Techprecision Corporation and Mr. James Molinaro, dated July 15, 2010.

10.2	At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement by and among Techprecision Corporation and Mr. James Molinaro, dated July 21, 2010.

99.1	Press release, dated July 22, 2010